Exhibit 1.1

HANESBRANDS INC.

$900,000,000 4.625% Senior Notes due 2024

$900,000,000 4.875% Senior Notes due 2026

Purchase Agreement

May 3, 2016

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Hanesbrands Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $900,000,000 principal amount of its 4.625% Senior Notes due 2024 (the “2024 Notes”) and $900,000,000 principal amount of its 4.875% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of May 6, 2016 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated May 3, 2016 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary

Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Company intends to use the proceeds of the offering of the Securities to repay certain of its existing indebtedness, including its 6.375% Senior Notes due 2020 (the “Existing Notes”), and pay related fees and expenses as described under “Use of proceeds” in the Time of Sale Information (the “Transactions”).

The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) On the basis of the representations, warranties and agreements set forth herein, the Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.5% of the principal amount thereof plus accrued interest, if any, from May 6, 2016 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(i), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(e) The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on May 6, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Company and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the capital stock (except as a result of exercises of outstanding stock options, vesting of restricted stock units and transactions pursuant to the Company’s employee stock purchase plan) or long-term debt of the Company or any of its subsidiaries (except for ordinary course borrowings under the revolving credit facility contained in the Company’s senior secured credit facility (the “Senior Secured Credit Facility”) and the accounts receivable credit facility (the “Accounts Receivable Facility”), or any dividend or distribution of any kind declared (other than quarterly dividends made in the ordinary course of business), set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole other than transactions or agreements related to the acquisition of Pacific Brands Limited; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(f) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees, respectively (a “Material Adverse Effect”). As of the date of this Agreement, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 other than HBI Holdings Lux S.a r.l., which was formed after such date.

(g) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and shares held by other persons to satisfy applicable legal requirements, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than liens, encumbrances or other restrictions pursuant to the Company’s existing senior secured credit facility (the “Senior Secured Credit Facility”), the Accounts Receivable Facility or any lien, encumbrance or other restrictions with respect to any foreign subsidiary which would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”), in each case, to the extent a party thereto, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or by general equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(j) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(l) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum (to the extent described therein).

(m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) to the Company’s and each Guarantor’s knowledge, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) in the case of clause (ii) above, with respect to the Existing Notes which will be repaid in full upon the consummation of the Transactions.

(n) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) in the case of clause (i) above, after giving effect to the repayment of the Existing Notes.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

(p) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in each of the Time of Sale Information and the Offering Memorandum that are not so described in each of the Time of Sale Information and the Offering Memorandum.

(q) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r) Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) exist pursuant to the Senior Secured Credit Facility or the Accounts Receivable Facility; or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, trade secrets, trademark registrations, service mark registrations, copyrights, licenses and know-how necessary for or used in the conduct of their respective businesses; and the conduct of their respective businesses will not conflict with any such rights of others, except those that (i) exist pursuant to the Senior Secured Credit Facility or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and, to the Company’s knowledge, the Company’s or its subsidiaries’ intellectual property rights are not being infringed by third parties.

(t) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Time of Sale Information and the Offering Memorandum and that is not so described.

(u) Investment Company Act. Neither the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for any such taxes that are currently being contested in good faith and with respect to which adequate reserves have been established in accordance with U.S. generally accepted accounting principles) and filed all tax returns required to be paid or filed through the date hereof, except in any case in which the failure so to pay such taxes or file such returns would not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(w) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (any such license, certificate, permit or authorization, a “Material License”); and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Material License or has any reason to believe that any Material License will not be renewed in the ordinary course.

(x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted; and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice that would with respect to clause (x), (y), or (z), individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, written notice or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary government sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(z) Compliance with ERISA. Except as described in each of the Time of Sale Information and Offering Memorandum or as would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption or transactions that have previously been corrected in accordance with applicable correction procedures; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) to the best knowledge of the Company, no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred for which notice to the PBGC either has been waived or has been provided; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default or pursuant to the agreement with the PBGC dated September 8, 2009) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(aa) Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls. The Company and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls, on a consolidated basis.

(cc) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(ff) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company or any of the Guarantors, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) Solvency. On and immediately after the Closing Date, the Company and the Guarantors on a consolidated basis (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(hh) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions (a) contained in the Existing Notes, which will be repaid in full upon consummation of the Transactions as described in each of the Time of Sale Information and the Offering Memorandum or (b) that will be permitted by the Indenture.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(kk) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ll) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(mm) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(nn) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(oo) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Statistical and Market Data. Nothing has come to the attention of the Company or any of the Guarantors that has caused the Company or any of the Guarantors to believe that the industry statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(rr) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Champion Europe SPA and Pacific Brands Limited Acquisitions. No historical or pro forma financial statements of Champion Europe SPA are or will be required to be filed by the Company with the Commission with respect to the acquisition thereof by the Company. To the Company’s and each Guarantor’s knowledge, no historical or pro forma financial statements of Pacific Brands Limited are or will be required to be filed by the Company with the Commission with respect to the acquisition thereof by the Company.

4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum

or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year other than in connection with financing transactions related to the Company’s acquisition of (i) Champion Europe S.p.A. and (ii) Pacific Brands Limited.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Company. During the one year period after the date of this Agreement, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a)

no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the preliminary or final terms of the Securities or their offering and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the actual knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects and that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(ii) the Company shall have furnished to the Representative a certificate, dated the Closing Date and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(f) Opinion and 10b-5 Statement of King & Spalding LLP. King & Spalding LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(g) Certificate of General Counsel. Joia M. Johnson, General Counsel of the Company, shall have furnished to the Representative a certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(h) Opinions of Venable LLP and Hogan Lovells US LLP. (i) Venable LLP, counsel for the Company in the State of Maryland, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto, and (ii) Hogan Lovells US LLP, counsel for the Company in the State of Colorado, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex G hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n) Transactions. Concurrently with or prior to the Closing Date, each of the Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Time of Sale Information and the Offering Memorandum.

(o) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable, documented, out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Offering Memorandum and the Offering Memorandum: the third paragraph and the fourth and fifth sentences of the eighteenth paragraph, in each case under the heading “Plan of distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities (or actions or proceedings in respect thereof) referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on The New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect; provided that the Company shall not be required to reimburse any out-of-pocket costs or expenses of a defaulting Initial Purchaser. It is understood that except as provided in Section 10 and Section 7, the Initial Purchasers will pay the fees of their counsel.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers subject to a maximum amount of $15,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person and one or more other subsidiaries of such person; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC,

383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Gregory R. Maxon. Notices to the Company and the Guarantors shall be given to them at Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105 (fax: (336) 714-3638), Attention: Joia M. Johnson, General Counsel, with a copy to Gerald T. Nowak, P.C., Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, IL 60654 (fax: (312) 862-2200) and a copy to Keith Townsend, King & Spalding LLP, 1180 Peachtree Street, NE, Atlanta, GA 30309 (fax: (404) 572-5100).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HANESBRANDS INC.

/s/ Richard D. Moss
Name:	Richard D. Moss
Title:	Chief Financial Officer

CC PRODUCTS LLC
EVENT 1 LLC
GEARCO LLC
GFSI HOLDINGS LLC
GFSI LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Vice President, Secretary and Manager

HANESBRANDS DIRECT, LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Vice President and Manager

KNIGHTS APPAREL LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Manager

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DISTRIBUTION, INC.
HANESBRANDS EXPORT CANADA LLC
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
KNIGHTS HOLDCO LLC
MAIDENFORM (BANGLADESH) LLC
MAIDENFORM BRANDS LLC
MAIDENFORM LLC
MAIDENFORM (INDONESIA) LLC
MAIDENFORM INTERNATIONAL LLC
MF RETAIL LLC
PLAYTEX DORADO, LLC
PLAYTEX INDUSTRIES, INC.
SEAMLESS TEXTILES, LLC
UPCR, INC.
UPEL, INC.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	President

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By	/s/ J.P. Morgan Securities LLC
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
	Notes due 2024	Notes due 2026

J.P. Morgan Securities LLC	$270,000,000	$270,000,000
Barclays Capital Inc.	108,000,000	108,000,000
HSBC Securities (USA) Inc.	108,000,000	108,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	108,000,000	108,000,000
SunTrust Robinson Humphrey Inc.	108,000,000	108,000,000
Goldman, Sachs & Co.	67,500,000	67,500,000
PNC Capital Markets LLC	67,500,000	67,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	21,000,000	21,000,000
Fifth Third Securities, Inc.	21,000,000	21,000,000
Scotia Capital (USA) Inc.	21,000,000	21,000,000
Total	$900,000,000	$900,000,000

Schedule 2

Guarantors

BA International, L.L.C.

Caribesock, Inc.

Caribetex, Inc.

CASA International, LLC

CC Products LLC

Ceibena Del, Inc.

Event 1 LLC

GearCo LLC

GFSI Holdings LLC

GFSI LLC

Hanes Menswear, LLC

Hanes Puerto Rico, Inc.

Hanesbrands Distribution, Inc.

Hanesbrands Export Canada LLC

HBI Branded Apparel Enterprises, LLC

HBI Branded Apparel Limited, Inc.

Hanesbrands Direct, LLC

HbI International, LLC

HBI Sourcing, LLC

Inner Self LLC

Knights Apparel LLC

Knights Holdco LLC

Maidenform (Bangladesh) LLC

Maidenform Brands LLC

Maidenform LLC

Maidenform (Indonesia) LLC

Maidenform International LLC

MF Retail LLC

Playtex Dorado, LLC

Playtex Industries, Inc.

Seamless Textiles, LLC

UPCR, Inc.

UPEL, Inc.

ANNEX A

Additional Time of Sale Information

1. Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

[See attached]

Strictly confidential

Pricing Term Sheet, dated May 3, 2016

to Preliminary Offering Memorandum, dated May 3, 2016

Hanesbrands Inc.

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated May 3, 2016 (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Hanesbrands Inc.

Security description:	4.625% Senior Notes due 2024 (the “2024 notes”) 4.875% Senior Notes due 2026 (the “2026 notes”)

Distribution:	Rule 144A/Regulation S for life

Face:	2024 notes: $900,000,000 2026 notes: $900,000,000

Offering price:	2024 notes: 100.000% of face amount 2026 notes: 100.000% of face amount

Maturity:	2024 notes: May 15, 2024 2026 notes: May 15, 2026

Coupon:	2024 notes: 4.625% 2026 notes: 4.875%

Yield to maturity:	2024 notes: 4.625% 2026 notes: 4.875%

Spread to benchmark treasury:	2024 notes: +296 basis points 2026 notes: +308 basis points

Benchmark treasury:	2024 notes: UST 2.500% due May 15, 2024 2026 notes: UST 1.625% due February 15, 2026

Interest payment dates:	2024 notes: May 15 and November 15, commencing November 15, 2016 2026 notes: May 15 and November 15, commencing November 15, 2016

Record dates:	2024 notes: May 1 and November 1 2026 notes: May 1 and November 1

Optional redemption:

2024 notes:

At any time: make-whole redemption at a discount rate of Treasury plus 50 bps

On or after February 15, 2024 (three months prior to maturity): redemption at par

2026 notes:

At any time: make-whole redemption at a discount rate of Treasury plus 50 bps

On or after February 15, 2026 (three months prior to maturity): redemption at par

Change of control triggering event:	Putable at 101% of principal plus accrued and unpaid interest upon a Change of Control Triggering Event

Trade date:	May 3, 2016

Settlement:	May 6, 2016 (T+3)

CUSIP:	2024 notes: 144A: 410345AJ1 Regulation S: U24437AD4 2026 notes: 144A: 410345AL6 Regulation S: U24437AE2

ISIN:	2024 notes: 144A: US410345AJ12 Regulation S: USU24437AD43 2026 notes: 144A: US410345AL67 Regulation S: USU24437AE26

Denominations/Multiples:	Denominations of $2,000 and larger integral multiples of $1,000 in excess thereof

Ratings:	[Intentionally Omitted]

Joint book-running managers:	J.P. Morgan Securities LLC
Barclays Capital Inc.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SunTrust Robinson Humphrey Inc.
Goldman, Sachs & Co.

Senior co-manager:	PNC Capital Markets LLC

Co-managers:	BB&T Capital Markets, a division of BB&T Securities, LLC
Fifth Third Securities, Inc.
Scotia Capital (USA) Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Changes from Preliminary Offering Memorandum

Change in Offering Size

The aggregate principal amount of notes to be issued in the offering increased from $1,500,000,000 to $1,800,000,000. The incremental proceeds from the increase in the offering size will be used to repay outstanding borrowings under the Company’s Revolving Credit Facility. As a result, all information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to persons reasonably believed to be Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to Non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

ANNEX D

Form of Opinion of King & Spalding LLP

King & Spalding LLP 1l80 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: 404/ 572-4600 Fax: 404/572-5100 www.kslaw.com

May 6, 2016

J.P. Morgan Securities LLC

As Representative of the several Initial Purchasers

listed in Schedule 1 of the Purchase Agreement,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Hanesbrands Inc. [●]% Senior Notes Due 2024 and [●]% Senior Notes Due 2026

Ladies and Gentlemen:

We have acted as counsel for Hanesbrands Inc., a Maryland corporation (the “Company”), and the Delaware Guarantors (as defined below), in connection with the issuance and sale of $[1,500,000,000] aggregate principal amount of senior notes, consisting of $[●] million aggregate principal amount of [●]% senior notes due 2024 (the “2024 Notes”) and $[●] million aggregate principal amount of [●]% senior notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”) to you pursuant to a purchase agreement (the “Purchase Agreement”), dated May 3, 2016, among you, acting on behalf of yourselves and as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), the Company and the guarantors listed therein (the “Guarantors”). The Notes are to be issued pursuant to an indenture (the “Indenture”) dated as of May 6, 2016, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). This opinion is being rendered at the Company’s request pursuant to Section 6(f) of the Purchase Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

As used herein, the term (i) “Preliminary Offering Memorandum” means the preliminary offering memorandum dated May 3, 2016, including the documents incorporated by reference therein; (ii) “Time of Sale Information” means the Preliminary Offering Memorandum as supplemented by the pricing term sheet dated May 3, 2016; (iii) “Final Offering Memorandum” means the final offering memorandum dated May 3, 2016; and (iv) “Delaware Guarantors” means BA International, L.L.C., Caribesock, Inc., Caribetex, Inc., CASA International, LLC, CC Products LLC, Ceibena Del, Inc., Event 1 LLC, GearCo LLC, GFSI Holdings LLC, GFSI LLC,

Hanes Menswear, LLC, Hanes Puerto Rico, Inc., Hanesbrands Distribution, Inc., Hanesbrands Export Canada LLC, HBI Branded Apparel Enterprises, LLC, HBI Branded Apparel Limited, Inc., HbI International, LLC, HBI Sourcing, LLC, Inner Self LLC, Knights Apparel LLC, Knights Holdco LLC, Maidenform (Bangladesh) LLC, Maidenform Brands LLC, Maidenform LLC, Maidenform (Indonesia) LLC, Maidenform International LLC, MF Retail LLC, Playtex Dorado, LLC, Playtex Industries, Inc., Seamless Textiles, LLC, UPCR, Inc. and UPEL, Inc.

In our capacity as such counsel, we have reviewed the Purchase Agreement, the Indenture, the Notes, the Time of Sale Information and the Final Offering Memorandum. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions and beliefs hereinafter expressed. In such review we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials.

Whenever our opinion in this letter is stated to be based upon our knowledge or to be given “to our knowledge” or as “known to us” with respect to any matter, such qualifications shall signify that no information has come to the attention of any attorney in this firm who has been involved in the preparation or review of the Time of Sale Information, the Final Offering Memorandum or this opinion as well as any attorney in this firm providing substantive legal attention to the issuance and sale of the Notes, that would give us actual current awareness of the existence or absence of such matter in question.

We have assumed that (i) each party other than the Delaware Guarantors has the power and authority to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Indenture and the Notes, to which it is a party, (ii) the execution and delivery of, and the performance of all obligations under, the Purchase Agreement, the Indenture and the Notes have been duly authorized by all requisite action by each party thereto other than the Delaware Guarantors, and (iii) the Purchase Agreement, the Indenture and the Notes have been duly executed and delivered by such parties other than the Delaware Guarantors.

As to certain matters of fact material to this opinion, we have relied to the extent we deemed appropriate, without independent verification, upon (i) certificates of officers of the Company and the Guarantors and (ii) the representations and warranties of the Company, the Guarantors and the Purchasers contained in the Purchase Agreement. We have also assumed the genuineness of all signatures on the Purchase Agreement, the Indenture, the Notes, and the Guarantees.

The opinions in paragraphs (3) and (4) are subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights; and the effect of general equity principles. In addition, for the purposes of the opinions in paragraphs (3) and (4), we have assumed that (i) the Indenture (including the guarantees set forth therein) has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors (other than the Delaware Guarantors) under the laws of their respective jurisdictions of organization and (ii) the Notes have been duly and validly authorized and will be executed, issued and delivered in the manner provided in the Indenture by the Company and the Guarantors (other than the Delaware Guarantors) and will be duly authenticated under the laws of their respective jurisdictions of organization.

For purposes of the opinions in paragraph (7), we assumed (i) the due performance of the covenants and agreements of each of the Company, the Guarantors and the Purchasers set forth in the Purchase Agreement and (ii) the Purchasers’ compliance with the offering and transfer procedures and restrictions described in the General Disclosure Package and the Final Offering Memorandum. In addition, for purposes of the opinions in paragraph (7), we do not express an opinion as to when or under what circumstances any Notes initially sold by the Purchasers may be reoffered or resold.

This opinion is limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. With respect to the opinions herein related to the Company, we have relied on the opinion of Venable LLP as to certain matters of Maryland law. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to enter into and perform its obligations under the Purchase Agreement, the Indenture and the Guarantees. The opinions above as to valid existence and good standing are based solely upon the information contained in the certificates issued by the Secretary of State of the State of Delaware, copies of which have been delivered to you, and such opinions are limited to the meanings ascribed to each such certificate by such officials.

2. The Purchase Agreement has been duly authorized, executed and delivered by each of the Delaware Guarantors.

3. The Indenture (including the guarantees set forth therein) has been duly and validly authorized, executed and delivered by each of the Delaware Guarantors and constitutes a valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms.

4. When authenticated by the Trustee and executed, issued and delivered in the manner provided in the Indenture, the Notes will constitute valid and binding obligations of the Company and the Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with its terms.

5. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the

Company and the Delaware Guarantors’ execution, delivery and performance of the Purchase Agreement or the Indenture or the issuance and delivery of the Notes, or consummation of the transactions contemplated hereby and thereby and by the Time of Sale Information and the Final Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under applicable state securities or blue sky laws.

6. The execution, delivery and performance by the Company and the Delaware Guarantors of the Purchase Agreement and the Indenture and the issuance and delivery of the Notes by the Company and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of (i) the charter, by-laws or similar organizational documents of the Delaware Guarantors in effect on the date hereof, (ii) the terms of any agreement to which the Company is a party that is filed as a material contract exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 or the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2016 (other than any such breach or violation under any financial covenants, ratios or tests, as to which we do not express an opinion), (iii) any federal law, statute, rule or regulation, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, or (iv) any order or decree known to us to be applicable to the Delaware Guarantors of any court acting pursuant to any federal law or statute, the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, except in the case of clauses (ii) and (iii), for such breaches or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or the Company’s ability to perform its obligations under the Purchase Agreement.

7. No registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, with respect thereto, is required in connection with the issuance and delivery of the Notes by the Company or the initial resale of the Notes by the Initial Purchasers to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) in the manner contemplated by the Purchase Agreement and the Time of Sale Information and the Final Offering Memorandum.

8. The Company is not, and after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9. The statements set forth in the Time of Sale Information and the Final Offering Memorandum under the captions “Description of other indebtedness” and “Description of notes,” insofar as these statements purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects.

10. The statements set forth in the Time of Sale Information and the Final Offering Memorandum under the captions “Certain U.S. federal income tax consequences” and “Certain ERISA considerations,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law and the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters set forth therein in all material respects.

We have participated in conferences with representatives of the Company and with representatives of PricewaterhouseCoopers, its independent accountants, and with representatives of the Initial Purchasers and their counsel in connection with the preparation of the Time of Sale Information and the Final Offering Memorandum, at which conferences the contents of the Time of Sale Information and the Final Offering Memorandum and related matters were discussed. Although we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Time of Sale Information and the Final Offering Memorandum (except as expressly provided in paragraphs (9) and (10) above), based upon our review of the Time of Sale Information and the Final Offering Memorandum, our participation in the conferences referred to above, our review of the records and documents in connection with the preparation of this letter, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, nothing has come to our attention to cause us to believe that the Time of Sale Information, as of [●] p.m., New York City time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Offering Memorandum, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained therein, as to which we express no belief).

This opinion is delivered in connection with the consummation of the transactions contemplated by the Purchase Agreement, may be relied upon only by you in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

This opinion is given as of the date hereof, and we assume no obligation to update this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in any laws or regulations which may hereafter occur.

Very truly yours,

ANNEX E

Form of Certificate of General Counsel

CERTIFICATE OF THE COMPANY’S GENERAL COUNSEL

May 6, 2016

I, Joia M. Johnson, the duly appointed Chief Legal Officer, General Counsel, and Corporate Secretary of Hanesbrands Inc., a Maryland corporation (the “Company”), pursuant to Section 6(g) of the Purchase Agreement dated May 3, 2016 (the “Purchase Agreement”) among the Company, the guarantors named therein and J.P. Morgan Securities LLC as representative (the “Representative”) of the several Initial Purchasers set forth on Schedule 1 thereto (the “Initial Purchasers”), hereby certify, solely in my capacity as an officer of the Company (and not in my individual capacity), subject to the limitations set forth herein, that:

Except as described in the Time of Sale Information and the Final Offering Memorandum, I have no knowledge of any legal, governmental or regulatory actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Purchase Agreement; and to my knowledge, no such actions, suits or proceedings are threatened by any governmental or regulatory authority or are threatened by others.

For purposes of this certificate, my “knowledge” is based entirely on my conscious awareness as of the date hereof after consultation with those attorneys in my legal department and outside counsel whom I have deemed appropriate. I do not assume any obligation to update this certificate by reason of any fact about which I did not have knowledge as of the date hereof, or for any other reason. I have relied without independent verification upon factual information provided to me by the Company and my staff. I have assumed that there has been no relevant change between the dates as of which the information cited in the preceding sentence was given and the date of hereof. This certificate is furnished to the Initial Purchasers pursuant to Section 6(g) of the Purchase Agreement. King & Spalding LLP and Simpson Thacher & Bartlett LLP may rely on this certificate in connection with the opinions that such firms are rendering pursuant to the Purchase Agreement. Without my prior consent, this certificate may not be relied upon by or furnished to any other person. All capitalized terms which are defined in the Purchase Agreement and used but not otherwise defined herein shall have the meanings given in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

Name:	Joia M. Johnson
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

[Signature Page to Certificate of the Company’s General Counsel]

ANNEX F

Form of Venable LLP Opinion

[LETTERHEAD OF VENABLE LLP]

DRAFT

May     , 2016

J.P. Morgan Securities LLC

as representative of the several Initial Purchasers

listed on Schedule I to the Purchase Agreement

referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S. Bank National Association, as Trustee

under the Indenture referred to below

Hanesbrands Inc.

1000 East Hanes Mill Road

Winston Salem, NC 27105

Re:	Hanesbrands Inc.: [●]% Senior Notes due 2024 and [●]% Senior Notes due 2026

Ladies and Gentlemen:

We have served as Maryland counsel to Hanesbrands Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company to the Initial Purchasers (as defined below) of $[●] principal amount of its [●]% Senior Notes due 2024 (the “2024 Notes”) and $[●] principal amount of its [●]% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Securities”) pursuant to that certain Purchase Agreement, dated as of May     , 2016 (the “Agreement”), among J.P. Morgan Securities LLC for itself and as representative of the several purchasers named in Schedule I thereto (together, the “Initial Purchasers”), the Company and the guarantors named therein.

This opinion is being delivered to you at the request of the Company in connection with Section 6(h) of the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Preliminary Offering Memorandum, dated May     , 2016, as supplemented by the pricing term sheet, dated May     , 2016, and the Final Offering Memorandum, dated May     , 2016 (together, the “Offering Memorandum”), related to the offering of the Securities;

2. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”), filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. The following documents (together, the “Note Documents”):

(a) The Agreement;

(b) The Indenture, dated as of May     , 2016, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the Securities (the “Indenture”); and

(c) The Global Notes evidencing the Securities;

7. Resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other things, the execution and delivery by the Company of the Note Documents and the issuance of the Securities, certified as of the date hereof by an officer of the Company;

8. A certificate executed by an officer of the Company, dated as of the date hereof, relating to certain factual matters; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services on behalf of the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum under the caption “Summary” and in the 10-K under the caption “Item 1. Business” and to enter into and perform its obligations under the Note Documents, including the issuance of the Securities.

3. The execution, delivery and performance of its obligations under the Note Documents have been duly authorized by all necessary corporate action of the Company. The Securities have been duly authorized by the Company for issuance and sale pursuant to the Agreement and the Indenture. The Note Documents have been duly executed and delivered by the Company.

4. The execution, delivery and performance by the Company of its obligations under the Note Documents and the consummation by the Company of the transactions contemplated thereby, including the sale and issuance of the Securities by the Company, do not and will not conflict with the Charter or Bylaws or with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that each of the Note Documents provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4 above is based upon our consideration of only those judgments, rulings, decrees, orders, statutes, rules and regulations of any court or other government agency or body of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type discussed in such paragraph. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the Note Documents. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except King & Spalding LLP, counsel to the Company, and Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, who may rely on this opinion as if it were addressed to them for the purpose of delivering their opinions of even date herewith pursuant to the Note Documents) without, in each instance, our prior written consent.

Very truly yours,

ANNEX G

Form of Hogan Lovells US LLP Opinion

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:   Alicante   Amsterdam Baltimore   Beijing   Berlin   Brussels   Caracas   Colorado Springs   Denver   Dubai   Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston   London   Los Angeles   Madrid   Miami   Milan   Moscow   Munich   New York   Northern Virginia   Paris   Philadelphia   Prague   Rome   San Francisco   Shanghai   Silicon Valley   Singapore   Tokyo   Ulaanbaatar   Warsaw Washington DC   Associated offices:   Budapest   Jakarta   Jeddah   Riyadh   Zagreb. For more information see www.hoganlovells.com

Hanesbrands Direct, LLC	- 2 -	May [ ], 2016

Hogan Lovells US LLP Tabor Center 1200 17th Street, Suite 1500 Denver, Colorado 80202
T	+1 303 899 7300
F	+1 303 899 7333
www.hoganlovells.com

HL Draft 5/2/16

[            ], 2016

J.P. Morgan Securities LLC

As Representative of the Initial Purchasers

listed on Schedule 1 to the hereinafter

defined Purchase Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Hanesbrands Direct, LLC

Ladies and Gentlemen:

This firm has acted as special counsel to Hanesbrands Direct, LLC, a Colorado limited liability company (the “Colorado Guarantor”), in connection with the issuance pursuant to an Indenture, dated as of [            ], 2016 (the “Indenture”), among Hanesbrands Inc. (the “Issuer”), the Colorado Guarantor and the other guarantors named therein, and U.S. Bank National Association, as trustee (the “Trustee”) of $[        ] in aggregate principal amount of the Issuer’s [    ]% Notes due in 2024 (the “2024 Notes”) and $[        ] in aggregate principal amount of the Issuer’s [    ]% Notes due in 2026 (the “2026 Notes” and collectively with the 2024 Notes, the “Notes”), guaranteed as to payment of principal, premium, if any, and interest on the Notes on an unsecured senior basis by the Colorado Guarantor (the “Guarantee”), and the sale of the Notes pursuant to terms of the Purchase Agreement, dated as of [            ], 2016 (the “Purchase Agreement”) among the Issuer, the Initial Purchasers listed on Schedule 1 to the Purchase Agreement, the “Initial Purchasers”), the Colorado Guarantor and the other guarantors named therein and the Offering Memorandum, dated [            ], 2016 (the “Offering Memorandum”), relating to the Notes. This opinion letter is furnished to you pursuant to the requirements set forth in Section 6(h)(ii) of the Purchase Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto). Certain other capitalized terms used herein are defined in Schedule 1 attached hereto.

For purposes of the opinions, which are set forth in paragraphs (a) through (e) below (the “Opinions”), and any other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the Opinions.

Hanesbrands Direct, LLC	- 3 -	May [ ], 2016

In our examination of the Purchase Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the opinions and any other statements made herein, we have relied on the representations and statements of fact made in the Documents; we have not independently established the facts so relied on; and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) each party to the Indenture other than the Colorado Guarantor has all the requisite power and authority under all applicable laws, rules, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, and each such other party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture and the Guarantee against the Colorado Guarantor, (ii) each of such other parties has duly authorized, executed and delivered the Indenture to which it is a party, (iii) each party to the Indenture is validly existing and in good standing in all necessary jurisdictions (except for the Colorado Guarantor in the State of Colorado to the extent stated in paragraph (a) below), (iv) the Indenture and each of the other Operative Agreements (as defined below) constitutes a valid and binding obligation, enforceable against each party thereto in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture, and the conduct of all parties to the Indenture has complied with any requirements of good faith, fair dealing and conscionability, (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties (and no act or omission of any party), that would, in any such case, define, supplement or qualify the terms of the Indenture, and (vii) any member or manager or other direct or indirect owner of the Colorado Guarantor not a natural person that provided an approval, consent, or authorization, or acted on behalf of the Colorado Guarantor, or executed the organizational documents of the Colorado Guarantor or any of the Operative Agreements (as defined below) has been duly formed and validly exists in good standing as the type of entity that it purports to be and has the power, was duly authorized, and obtained all approvals required to take such action, and those acting on its behalf had the approvals they required and, with respect to documents purporting to be executed by them, duly executed the same. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

For purposes of the opinions set forth in paragraphs (d) and (e) below, we have made the following further assumptions: (i) that all orders, judgments, decrees, agreements and contracts would be interpreted in accordance with their plain meaning and that the meaning of terms in such agreements and contracts would be what lawyers generally understand them to mean under Colorado Law (as defined below), notwithstanding that such agreements and contracts may be governed by the laws of a different jurisdiction; (ii) that the Issuer and Colorado Guarantor will not in the future take any discretionary action (including a decision not to act) permitted under the Indenture, the Purchase Agreement and the Guarantee (the “Operative Agreements”) that would result in a violation of law or constitute a breach or default under any order, judgment, decree,

Hanesbrands Direct, LLC	- 4 -	May [ ], 2016

agreement or contract; (iii) that the Issuer and the Colorado Guarantor will obtain all permits, consents, and governmental approvals required in the future, and take all actions required, which are relevant to performance of the transactions contemplated under the Operative Agreements or performance of the Operative Agreements; and (iv) that all parties to the Operative Agreements will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Agreements.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a), (b), (c) and (d)(i), the Colorado Limited Liability Company Act (the “LLC Act”), (ii) as to the opinion expressed in paragraph (c), subject to the exclusions and limitations set forth in this opinion letter, internal Colorado state law (“Colorado Law”), and (iii) as to the opinions expressed in paragraphs (d)(ii) and (e), subject to the exclusions and limitations set forth in this opinion letter, Colorado state statutes, rules and regulations (“Applicable State Law”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:

(a) The Colorado Guarantor is validly existing as a limited liability company and in good standing as of the date of the Good Standing Certificate under the laws of the State of Colorado.

(b) The Colorado Guarantor has the limited liability company power to execute, deliver and perform the Operative Agreements and to own, lease and operate its current properties and to conduct its business as described in the Offering Memorandum. The execution, delivery and performance by the Colorado Guarantor of the Operative Agreements have been duly authorized by all necessary limited liability company action of the Colorado Guarantor.

(c) Insofar as the LLC Act or other Colorado Law applies thereto, the Operative Agreements have been duly executed and delivered by the Colorado Guarantor.

(d) The execution, delivery and performance on the date hereof by the Colorado Guarantor of the Operative Agreements do not (i) violate the LLC Act, the Colorado Guarantor LLC Certificate or the Colorado Guarantor LLC Agreement, or (ii) violate any provision of Applicable State Law.

(e) No approval or consent of, or registration or filing with, any Colorado State governmental agency is required to be obtained or made by the Colorado Guarantor under Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Colorado Guarantor of the Operative Agreements.

Our opinion in paragraph (e) above is not intended to cover and should not be viewed as covering approvals, consents, registrations and filings required for the conduct of the Colorado Guarantor’s business generally (i.e., that would be required in the course of its business in the absence of entering into the Operative Agreements).

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy,

Hanesbrands Direct, LLC	- 5 -	May [ ], 2016

insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

We express no opinion in this letter as to any other statutes, rules and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other statutes, rules and regulations may have on the opinions expressed herein). We express no opinion in this letter as to securities statutes, rules or regulations, antitrust, unfair competition, banking, or tax statutes, rules or regulations, or statutes, rules or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (d), and (e) above are based upon a review of only those statutes, rules and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type covered by the Operative Agreements and to the role of the Colorado Guarantor in such transactions.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is being furnished by us only to you in connection with the closing under the Purchase Agreement on the date hereof, is solely for your benefit in your capacity as Initial Purchaser, and should not be quoted in whole or in part or otherwise be used, relied upon, or referred to, for any other purpose or by any other person (including any person purchasing any of the Notes from you, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm, except that at your request, we hereby consent to reliance hereon by King & Spalding LLP, counsel to the Colorado Guarantor, in connection with its delivery to the Initial Purchasers of an opinion letter dated as of the date hereof.

Very truly yours,

HOGAN LOVELLS US LLP

Schedule 1

1.	Executed copy of the Purchase Agreement.

2.	Executed copy of the Indenture.

3.	The Offering Memorandum.

4.	The Articles of Organization of the Colorado Guarantor with amendments thereto, as certified by the Secretary of State of the State of Colorado on [ ], 2016 and as certified by the Secretary of the Issuer on the date hereof as being complete, accurate and in effect (the “Colorado Guarantor LLC Certificate”).

5.	The Limited Liability Company Agreement of the Colorado Guarantor, as certified by the Secretary of the Issuer on the date hereof as being complete, accurate and in effect (the “Colorado Guarantor LLC Agreement”).

6.	A certificate of good standing of the Colorado Guarantor issued by the Secretary of State of the State of Colorado dated [ ], 2016 (the “Good Standing Certificate”).

7.	Certain resolutions of the Board of Managers of the Colorado Guarantor adopted by unanimous written consent dated the date hereof, as certified by the Secretary of the Issuer on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Operative Agreements and arrangements in connection therewith.

8.	A certificate of certain officers of the Colorado Guarantor dated the date hereof as to certain facts relating to the Colorado Guarantor.

9.	A certificate of the Secretary of the Issuer, dated the date hereof, as to the incumbency and signatures of certain officers of the Issuer.

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